Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Management of

Dura Medical LLC

Naples, Florida

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Dura Medical LLC (the “Company”) as of December 31, 2024, the related statements of operations, member’s equity, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 11, on September 8, 2025, a wholly owned subsidiary of NRx Pharmaceuticals, Inc. acquired 100% of the membership interests of Dura Medical, LLC.

/s/ Weinberg & Company, P.A.

We have served as the Company’s auditor since 2025.

Weinberg & Company, P.A.

Los Angeles, California

November 21, 2025

Dura Medical, LLC

BALANCE SHEET

December 31,
2024

Assets
Current assets:
Cash and cash equivalents	$511,911
Accounts receivable, net	117,492
Prepaid expense	23,536
Total current assets	652,939

Furniture and equipment, net	92,700
Right-of-use asset	412,103
Right-of-use asset - related party	209,473
Security deposits	7,773
Total assets	$1,374,988

Liabilities and member's equity
Current liabilities:
Accounts payable and accrued expenses	$23,507
Accrued salaries and benefits	132,469
Operating lease liability	68,212
Operating lease liability - related party	65,316
Total current liabilities	289,504

Operating lease liability, non-current	344,422
Operating lease liability - related party, non-current	144,157
Total liabilities	778,083

Commitments and contingencies (Note 8)

Member's equity	596,905
Total liabilities and member's equity	$1,374,988

The accompanying notes are an integral part of these financial statements.

Dura Medical, LLC

Statement of Operations

December 31,
2024

Net patient service revenue	$3,261,271

Operating expenses
Cost of patient services	1,955,483
General and administrative expenses	782,363
Depreciation expense	34,380
Total operating expenses	2,772,226

Income from operations	489,045

Other income (expenses):
Interest income	16,092
Other expense, net	(330)
Total other income, net	15,762

Net income	$504,807

The accompanying notes are an integral part of these financial statements.

Dura Medical, LLC

Statement of Member's Equity

Balance as of December 31, 2023	$842,098
Net income	504,807
Distributions	(750,000)
Balance as of December 31, 2024	$596,905

The accompanying notes are an integral part of these financial statements.

Dura Medical, LLC

Statements of Cash Flows

December 31,
2024
Cash Flow from operating activities:
Net income	$504,807
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	34,380
Provision for credit losses	34,885
Amortization of right-of-use assets	67,198
Loss on disposal of equipment and furniture	330
Change in current assets and liabilities:
Accounts receivable	(38,025)
Prepaid expense	(23,536)
Other assets	(7,773)
Accounts payable and accrued expenses	6,463
Accrued salaries and benefits	55,348
Operating lease liabilities	(66,667)
Net cash provided by operating activities	567,410
Investing activities:
Acquisition of furniture and equipment	(28,398)
Net cash used in investing activities	(28,398)
Financing activities:
Distributions	(750,000)
Net cash used in financing activities	(750,000)

Decrease in cash and cash equivalents	(210,988)
Cash and cash equivalents, beginning of year	722,899
Cash and cash equivalents, end of year	$511,911

SUPPLEMENTAL CASH FLOW INFORMATION
Acquisition of assets through operating lease	$418,115

The accompanying notes are an integral part of these financial statements.

DURA MEDICAL, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2024

1.	DESCRIPTION OF BUSINESS

Business Description

Dura Medical, LLC (the “Company” or “Dura”), a Florida limited liability company, was formed on August 2, 2018. The Company is a behavioral health and interventional psychiatry practice founded in 2018 and headquartered in Naples, Florida. The Company provides outpatient mental health treatment services to patients aged six and older, specializing in evidence-based and innovative therapies for treatment-resistant conditions such as depression, anxiety, post-traumatic stress disorder (PTSD), obsessive-compulsive disorder (OCD), and chronic pain.

Dura Medical offers a comprehensive range of services, including:

●	Medication management and psychotherapy
●	Ketamine infusion therapy and Spravato® (esketamine) nasal spray
●	Transcranial Magnetic Stimulation (TMS)
●	Stellate Ganglion Block (SGB)
●	Telemedicine and other supportive behavioral health services

The Company serves both civilian and veteran populations and participates in the U.S. Department of Veterans Affairs Community Care Network, providing specialized programs for military veterans. Dura Medical operates as part of the outpatient healthcare services industry and was acquired by HOPE Therapeutics, a subsidiary of NRx Pharmaceuticals, in September 2025.

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASUs”) promulgated by the Financial Accounting Standards Board (“FASB”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, implicit price concessions, contractual adjustments, the allowance for credit losses, third-party payor settlements, lease incremental borrowing rate, and useful lives of long-lived assets.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents include bank demand deposits, marketable securities with maturities of three months or less at purchase, and money market funds that invest primarily in certificates of deposits, commercial paper and U.S. government and U.S. government agency obligations. The Company considers all highly liquid money market instruments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2024, cash and cash equivalents were deposited in financial institutions and consisted entirely of immediately available fund balances.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are recorded at the estimated transaction price (net of contractual adjustments, discounts, and implicit price concessions). The Company applies the Current Expected Credit Loss (CECL) model to estimate lifetime expected credit losses on trade receivables and contract assets, pooling receivables by payer type and aging and incorporating historical loss experience, current conditions, and reasonable‑and‑supportable forecasts with reversion to historical loss information beyond the forecast horizon. Receivables are written off when collection is deemed remote; recoveries are recognized when received. The Company does not have any off-balance sheet credit exposure related to its customers. The allowance for current expected credit losses was $117,492 as of December 31, 2024. During the years ended December 31, 2024, the company wrote-off $34,885 from the allowance for current expected credit losses, respectively.

Prepaid Expenses

Prepaid expenses represent payments made in advance for goods or services to be received in future periods, such as insurance premiums, subscriptions, and rent. These amounts are expensed over the periods to which they relate.

Furniture and Equipment, net

Furniture and equipment are recorded at cost, less accumulated depreciation. Depreciation of furniture and equipment is determined using the straight-line method over the estimated useful lives of the related assets up to the salvage value. Expenditures for repairs and maintenance are charged to expense as incurred, and expenditures for betterments and major Improvements are capitalized and depreciated over the remaining useful lives of the assets. The carrying amount of the assets sold or retired and the related accumulated depreciation are eliminated in the year of disposal, with resulting gains or losses included in operations.

Estimated useful lives are as follows for major classes of furniture and equipment:

	Years
Medical equipment		7
Computer equipment		5
Furniture and fixtures		7
Leasehold improvements	1	–	5

Management reviews depreciable assets that are held and used for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared with the asset’s carrying amount to determine if there has been an impairment, which is calculated as the difference between the fair value of an asset and its carrying value. Estimates of future undiscounted cash flows are based on expected growth rates for the business, anticipated future economic conditions and estimates of residual values. Fair values take into consideration management’s estimates of risk-adjusted discount rates, which are believed to be consistent with assumptions that marketplace participants would use in their estimates of fair value. There were no impairments of equipment and furniture recognized during the year ended December 31, 2024.

Leases

The Company reviews all arrangements for potential leases, and at inception, determines whether a lease is an operating or finance lease. Lease assets and liabilities, which generally represent the present value of future minimum lease payments over the term of the lease, are recognized as of the commencement date. Leases with an initial lease term of twelve months or less are classified as short-term leases and are not recognized in the balance sheets unless the lease contains a purchase option that is reasonably certain to be exercised.

Lease term, discount rate, variable lease costs and future minimum lease payment determinations require the use of judgment and are based on the facts and circumstances related to the specific lease. Lease terms are generally based on their initial non-cancellable terms, unless there is a renewal option that is reasonably certain to be exercised. Various factors, including economic incentives, intent, past history and business needs are considered to determine if a renewal option is reasonably certain to be exercised. The implicit rate in a lease agreement is used when it can be determined to value the lease obligation. Otherwise, the Company’s incremental borrowing rate, which is based on information available as of the lease commencement date, including applicable lease terms and the current economic environment, is used to determine the value of the lease obligation.

Security Deposits

Security deposits represent amounts paid under lease agreements and are refundable at the end of the lease term, subject to the conditions of the lease.

Revenue Recognition

The Company recognizes patient service revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized as performance obligations are satisfied, which occurs over time as patients simultaneously receive and consume services. Each treatment or visit generally represents a separate contract. Procedural services (e.g., ketamine infusions, esketamine administration, TMS sessions, SGB/epidural procedures) are recognized at the point in time when rendered; therapy and medication management services are recognized as sessions occur.

The transaction price includes variable consideration such as contractual adjustments, expected denials, and implicit price concessions, which are estimated and constrained to amounts not expected to reverse. The Company applies the portfolio approach for contracts with similar characteristics by payer and service type. The Company elected the practical expedient not to assess a significant financing component because the period between service and payment is one year or less. The Company acts as principal in its patient service arrangements and records revenue on a gross basis.

Revenue is disaggregated by service type and payor (see Note 3).

Contract Balances

The Company’s contract assets primarily relate to unbilled receivables for services rendered but not yet billed. Contract liabilities, if any, represent advance payments from patients or payors. The Company’s contracts generally have a duration of one year or less; therefore, the Company elected the practical expedient under ASC 606-10-50-14(a) and does not disclose remaining performance obligations.

Cost of Patient Services

Cost of patient services includes direct costs associated with providing healthcare services, such as salaries and benefits for clinical personnel, medical supplies, pharmaceuticals, and other costs directly attributable to patient care. These costs are expensed as incurred.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of salaries and benefits for administrative and support personnel, occupancy costs, professional fees, advertising and marketing expenses, insurance, technology, and communication costs, and other overhead costs necessary to support the Company’s operations. These expenses are expensed as incurred.

Advertising Costs

Advertising costs are expensed as incurred and were approximately $40,000 for the year ended December 31, 2024.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. As of December 31, 2024, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Income Taxes

The Company is a single member limited liability company that has elected to be taxed as an S corporation under the Internal Revenue Code. As such, the Company generally is not subject to federal income taxes at the entity level. Instead, the Company’s taxable income or loss is passed through to the sole member and reported on the member’s individual income tax return. Accordingly, no provision for federal income taxes has been included in the accompanying financial statements.

The Company evaluates uncertain tax positions in accordance with ASC 740, Income Taxes, and recognizes a liability for unrecognized tax benefits when it is more likely than not that a tax position will not be sustained upon examination. As of December 31, 2024, the Company had no material uncertain tax positions. The Company’s policy is to recognize interest and penalties related to unrecognized tax benefits, if any, as a component of other expense in the statements of operations. The Company is subject to examination by federal and state taxing authorities for open tax years, which generally include the last three years.

Commitments and Contingencies

The Company evaluates potential losses from commitments and contingencies in accordance with ASC 450, Contingencies. Liabilities are recorded when it is probable that a loss has been incurred and the amount can be reasonably estimated. Disclosures are made for material contingencies that are reasonably possible but not recorded.

Related Party Policy

In accordance with ASC 850, related parties include the sole member, immediate family members, and entities under common control. Transactions with related parties, including leases, are disclosed in the notes to the financial statements when material.

Fair Value of Financial Instruments

FASB ASC Topic 820, Fair Value Measurements (“ASC 820”), provides guidance on the development and disclosure of fair value measurements. Under this accounting guidance, fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance classifies fair value measurements in one of the following three categories for disclosure purposes:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The carrying amounts of financial instruments, including cash, accounts receivable, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these instruments. The Company has no Level 2 or Level 3 financial instruments.

Concentration of Credit Risk

The Company maintains its cash in financial institutions that may exceed federally insured limits. The Company also derives a significant portion of its revenue from a limited number of third-party payors. Management monitors credit risk and believes the risk of loss is minimal.

Risks and Uncertainties

The Company operates in the healthcare industry and is subject to extensive federal and state regulations. Changes in reimbursement rates, regulatory requirements, or economic conditions could have a material impact on the Company’s operations and financial condition.

Segment Information

The Company operates as a single reportable segment, providing outpatient behavioral health and interventional psychiatry services. The Company’s Chief Executive Officer, as its chief operating decision maker (“CODM”), manages and allocates resources on a consolidated basis. The CODM assesses performance and allocates resources based on the Company’s consolidated financial statements, and key components and processes of the Company’s operations are managed centrally. Segment asset information is not used by the CODM to allocate resources. This structure enables the CODM to evaluate overall Company performance, allocate resources, and establish management objectives in line with the Company’s long-term strategic goals.

Recent Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03 “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”).” ASU 2024-03 requires disaggregated disclosure of certain income statement expenses. This guidance is effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted and must be applied prospectively. The Company is currently evaluating the impact of ASU 2023-03 on the Company’s financial statements.

3.	REVENUE

Revenue is primarily derived from services rendered to patients for outpatient behavioral health care, interventional psychiatry, and pain management procedures. The Company’s services have no fixed duration and can generally be terminated by the patient or the Company at any time; therefore, each treatment or visit is considered its own stand‑alone contract.

The Company disaggregates revenue from contracts with customers by service type and by payor, as management believes this best depicts the nature, amount, timing, and uncertainty of revenue and cash flows.

Revenue by Service Type:

December 31, 2024
Procedures income	$798,011
Therapy Services	2,463,260
Total net patient service revenue	$3,261,271

Revenue by Payor:

December 31, 2024
Commercial Insurance	$2,050,392
Medicare/Medicaid	71,379
Self Pay	1,139,500
Total net patient service revenue	$3,261,271

The Company receives payments from the following sources: (i) commercial insurers; (ii) the federal government under the Medicare program administered by the Centers for Medicare and Medicaid Services (“CMS”) and other programs; (iii) state governments under Medicaid and related programs; and (iv) individual patients and clients.

The Company determines the transaction price based on established billing rates reduced by contractual adjustments, discounts, and implicit price concessions. Contractual adjustments and discounts are based on contractual agreements, discount policies, and historical experience. Implicit price concessions are based on historical collection experience. Most of the Company’s services have contracts containing variable consideration. However, it is unlikely a significant reversal of revenue will occur when the uncertainty is resolved, and therefore, the Company includes the variable consideration in the estimated transaction price. Subsequent changes resulting from a patient’s ability to pay are recorded as bad debt expense, which is included in other operating expenses. Bad debt expense for the year ended December 31, 2024 was approximately $35,000.

The Company derives a significant portion of its revenue from Medicare, and other payors that receive discounts from established billing rates. The Medicare regulations and various managed care contracts under which these discounts must be estimated are complex, subject to interpretation and adjustment, and may include multiple reimbursement mechanisms for different types of services provided. Management estimates the transaction price on a payor‑specific basis given its interpretation of the applicable regulations or contract terms. The services authorized and provided and related reimbursement are often subject to interpretation that could result in payments that differ from the Company’s estimates.

4.	ACCOUNTS RECEIVABLE AND ALLOWANCE FOR CREDIT LOSSES

Accounts Receivable:

December 31, 2024
Accounts Receivable, gross	$234,984
Less: Allowance for Credit Losses	117,492
Accounts Receivable, net	$117,492

Allowance for Credit Losses Rollforward:

December 31, 2024
Beginning balance, December 31, 2023	$114,352
Provision for expected credit losses	34,885
Write‑offs, net of recoveries	(31,745)
Accounts Receivable, net	$117,492

For the year ended December 31, 2024, there was no significant concentration of revenue from any individual payor. Accounts receivable from one payor represented approximately 10% of total accounts receivable as of December 31, 2024. The Company monitors the credit risk associated with its payors by evaluating their financial condition, payment history, and denial trends to minimize potential credit losses.

Estimation inputs and credit quality information (summary):

●

Receivables are pooled by payer class and aging; loss rates reflect historical experience updated for current conditions and reasonable‑and‑supportable forecasts with reversion to long‑run averages beyond the forecast horizon. The Company does not suspend recognition of revenue on a “nonaccrual” basis for trade receivables.

●	The rollforward and qualitative information are provided to meet ASC 326 disclosure objectives for trade receivables held at amortized cost.

5.	FURNITURE AND EQUIPMENT

As of December 31, 2024, furniture and equipment, net, consisted of the following:

December 31, 2024
Medical equipment	$231,475
Computer equipment	12,505
Furniture and fixtures	8,050
Leasehold improvements	12,827
Total	264,857
Less accumulated depreciation	(172,157)
Net	$92,700

Depreciation expense was $34,380 for the year ended December 31, 2024. During the year ended December 31, 2024, the Company recorded a loss of $330 on disposal of equipment with the total cost of $5,153 and $4,823 of accumulated depreciation.

6.	LEASES

Accounting for Leases as Lessee

The Company determines if an arrangement is a lease at inception. Operating leases are included in right-of-use assets (“ROU”), operating lease liabilities, and operating lease liabilities, non-current. Lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. None of the leases entered into have an implicit rate, the Company uses its incremental borrowing rate based on the information available at lease commencement date in determining the present value of future payments. Incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The ROU assets also include any prepaid lease payments made and initial direct costs incurred and exclude lease incentives. The Company’s lease terms may include options to extend or terminate the lease, which is recognized when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the balance sheet.

The Company has operating leases for two healthcare clinics in Naples and Fort Myers, Florida:

●

Naples Lease (Related Party): The Company leases its Naples clinic from Dura Properties, LLC, an entity owned and controlled by the Company’s sole member. The lease commenced on January 1, 2023 and expires on December 31, 2027. It is non-cancelable and requires monthly base rent of $6,000, plus applicable sales tax, common area maintenance charges, property taxes, and insurance. No security deposit was required at inception.

●

Fort Myers Lease (Third Party): The Company entered into a lease for its Fort Myers clinic on May 14, 2024, with a commencement date of December 1, 2024, and an expiration date of November 30, 2029. The lease is non-cancelable and requires monthly base rent of $5,333.34 in the first year, plus $1,833.33 in common area maintenance (CAM) charges, subject to 3% annual escalations. A security deposit of $7,166.67 was paid at lease inception.

The components of lease expense included on the Company’s statement of operations were as follows:

		For the Year End
	Expense Classification	2024
Operating lease expense:
Amortization of ROU asset	G&A expenses (1)	$6,012
Accretion of operating lease liability	G&A expenses	2,079
Amortization of ROU asset - related party	G&A expenses	61,186
Accretion of operating lease liability - related party	G&A expenses	15,494
Total operating lease expense		$84,771

Other lease expense	G&A expenses	65,808
Total		$150,579

(1)	Included in general and administrative expenses (“G&A”) in the statement of operations.

Other information related to leases is as follows:

As of December 31,
2024
Weighted-average remaining lease term:
Operating leases (in years)	4.27
Weighted-average discount rate:
Operating leases	6.41%

Amounts relating to leases were presented on the balance sheet as of December 31, 2024 in the following line items:

		As of December 31,
	Balance Sheet Classification	2024
Assets:
Operating lease asset	Right-of-use asset	$412,103
Operating lease asset - related party	Right-of-use asset - related party	209,473
Total non-current lease assets		$621,576

Liabilities:
Current
Operating lease liability	Operating lease liability	$68,212
Operating lease liability - related party	Operating lease liability - related party	65,316
Non-current
Operating lease liability	Operating lease liability, non-current	344,422
Operating lease liability - related party	Operating lease liability - related party, non-current	144,157
Total lease liabilities		$622,107

The future minimum lease payments required under leases as of December 31, 2024, were as follows:

Fiscal Year
2025	$167,637
2026	170,415
2027	173,828
2028	100,696
2029	95,394
Undiscounted cash flows	707,970
Less: imputed interest	(85,863)
Lease liability	622,107
Less: current portion of operating lease liability	(133,528)
Operating lease liability, non-current	$488,579

7.	RELATED PARTY TRANSACTIONS

Related Party Lease

The Company leases its Naples clinic from Dura Properties, LLC, an entity owned and controlled by the Company’s sole member. Rent expense under the related‑party lease was $76,680 for 2024. Lease terms approximate market conditions; payments are due monthly; no unusual guarantees or concessions are provided.

8.	COMMITMENTS AND CONTINGENCIES

Regulatory and reimbursement: Operations are subject to federal and state healthcare laws (e.g., Medicare/Medicaid rules, HIPAA). Reimbursement terms and audits can affect amounts ultimately realized. The Company believes any loss from current compliance matters would not be material.

Professional liability: The Company maintains claims‑made malpractice insurance it considers adequate; ultimate liability may differ from estimates.

Legal: From time to time, the Company is party to legal proceedings in the ordinary course of business. As of December 31, 2024, management does not believe matters exist that would require a probable and estimable loss accrual.

9.	MEMBER’S EQUITY

The Company is a single‑member limited liability company. The sole member holds all membership interests and related economic rights. Membership interests have no par value and there are no preferred interests, warrants, or other equity classes outstanding. The Company has no noncontrolling interests.

As a single‑member LLC taxed as an S‑corporation, the Company generally is not subject to federal income taxes at the entity level; taxable income or loss is passed through to the sole member. Distributions are recorded as reductions of members’ equity when declared or paid.

10.	SEGMENT INFORMATION

The Company operates as a single reportable segment—outpatient behavioral health and interventional psychiatry. The CODM evaluates performance and allocates resources based on financial statement results. All revenues are generated in the United States. All of the Company’s assets relate to this single operating segment, see the accompanying balance sheets. All of the Company’s operating expenses, which consists of research and development and general and administrative, relate to this single operating segment, see the accompanying statements of operations.

The following table reconciles the income from operations to total income:

December 31,
Expense Category	2024

Income from operations	$489,045
Interest expense	-
Interest income	16,092
Other income (expense), net	(330)
Net income	$504,807

11.	SUBSEQUENT EVENTS

Acquisition of the Company by HOPE Therapeutics, Inc.

On September 8, 2025, HOPE Therapeutics, Inc. (“HOPE”), together with its wholly owned subsidiary, HTX Management Company LLC (collectively, the “Acquirer”), a clinical care delivery organization and a wholly owned subsidiary of NRx Pharmaceuticals, Inc. (Nasdaq: NRXP), completed the acquisition of Dura Medical, LLC (“Dura Medical”) pursuant to the Membership Interest Purchase and Contribution Agreement dated March 29, 2025, by and among HOPE, HTX Management Company LLC, and their parent company.

Under the terms of the agreement, the Acquirer obtained 100% of the membership interests of Dura Medical, LLC through a combination of cash consideration of $3,262,500 (subject to customary closing adjustments), the issuance of 6,188 Class A Units of HTX Management Company LLC as rollover equity subject to conditional vesting, and contingent consideration of up to $3,000,000 payable over three years based on the achievement of specified EBITDA performance targets.

The transaction resulted in a change of control effective September 8, 2025. Following the acquisition, Dura Medical, LLC will be consolidated into the financial statements of NRx Pharmaceuticals, Inc. and HOPE Therapeutics, Inc. beginning on the closing date.